UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2018 (September 11, 2018)

Heyu Biological Technology Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26731	87-0627910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, No. 10 Building, Xinglin Bay Business Operation Center,

Jimei District, Xiamen City,

Fujian Province, China 361022

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (858) 459-1133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company o

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 11, 2018, the Nevada Secretary of State approved the certificate of amendment (the “Amendment”) filed by Heyu Biological Technology Corporation (the “Company”) to amend its Articles of Incorporation to effectuate a 100 for 1 forward stock split (the “Forward Stock Split”). Both the Board of Directors and the Board of Shareholders of the Company, pursuant to NRS 78.207, approved the Amendment on August 30, 2018. Upon effect of the Forward Stock Split, the total issued and outstanding shares of Common Stock will be increased from 10,322,660 to 1,032,266,000 shares; the par value of $0.001 will remain the same. Any fractional shares resulting from the split will be rounded up to the next whole number.

A copy of the Amendment is filed as an exhibit to this Current Report.

Documentation related to The Forward Stock Split is currently being submitted for review by the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of FINRA review and the effectiveness of the Forward Stock Split on the market by filing a Current Report on Form 8-K.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment filed on September 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation

By:	_/s/Ban Siong Ang_________
Name:	Ban Siong Ang
Title:	Chief Executive Officer

Dated:	September 14, 2018